UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 3, 2011, LaSalle Hotel Properties (the “Company”), through the Company’s operating partnership, LaSalle Hotel Operating Partnership, L.P., entered into a Purchase and Sale Agreement with Park Central Hotel (DE) LLC, PCH TIC Owner LLC and PCH Operating Lessee Owner Corp. for the acquisition of the The Park Central Hotel in New York, New York. The 934-room, urban, full service hotel is located on Seventh Avenue, between West 55th and West 56th Streets, in midtown Manhattan. The Park Central Hotel features over 14,000 square feet of flexible meeting and function space and 4,800 square feet of retail space. Originally constructed in 1928, The Park Central Hotel has undergone numerous renovations throughout the years, including over $33.0 million since 2004. The Company plans to implement a renovation of the hotel, currently estimated to cost $30.0 to $35.0 million, including guestrooms and guest bathrooms, corridors and the hotel's lobby. The renovation is expected to commence during 2012. The hotel will continue to be managed by Highgate Holdings.

The aggregate consideration is approximately $405.5 million before expenses. The Company anticipates funding the majority of the purchase price with net proceeds of approximately $216.6 million from the Company's previously completed sale of common shares on April 26, 2011 and property level financing. The acquisition is subject to the Company's completion of due diligence as well as customary closing requirements and conditions, and is expected to close toward the end of the third quarter of 2011. Accordingly, the Company can give no assurance that all or part of the transaction will be consummated or that, if consummated, it would follow all of the terms set forth in the agreements governing the transaction.

ITEM 7.01 REGULATION FD DISCLOSURE.

LaSalle Hotel Properties announced that it had executed a Purchase and Sale Agreement to acquire the The Park Central Hotel in New York, New York. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated June 6, 2011

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: June 8, 2011	By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 6, 2011